Exhibit 10.1

TENDER AND SUPPORT AGREEMENT

This TENDER AND SUPPORT AGREEMENT, dated as of June 6, 2012 (this “Agreement”), is among SYNERGY HEALTH US HOLDINGS LIMITED, a company incorporated in England and Wales (“Parent”), SHM ACQUISITION, INC., a Florida corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the undersigned shareholder (the “Shareholder”) of SRI/SURGICAL EXPRESS, INC., a Florida corporation (the “Company”).

WHEREAS, the Shareholder beneficially owns (as defined in Rule 13d-3 under the Exchange Act) the number of shares of common stock of the Company, par value $0.001 per share (“Company Common Stock”) indicated on the signature page hereof;

WHEREAS, Parent, Merger Sub and the Company propose to enter into an Agreement and Plan of Merger dated as of even date herewith (as the same may be amended or supplemented from time to time, the “Merger Agreement”) to provide for the making of a cash tender offer (such cash tender offer, as it may be amended from time to time in accordance with the terms of the Merger Agreement, the “Offer”) to purchase all outstanding shares of the Company’s common stock, par value $0.001 per share, and the associated Rights (collectively with the shares of the Company’s Common Stock, the “Company Common Stock”) for the Per Share Amount, and the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”);

WHEREAS, as an inducement to and condition to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, Parent has required that the Shareholder enter into this Agreement; and

WHEREAS, capitalized terms used but not defined herein have the meanings assigned to them in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, representations, warranties and agreements set forth herein, and intending to be legally bound, the parties hereby agree as follows:

1. Agreement to Tender.

(a) The Shareholder hereby agrees to validly tender or cause to be tendered in the Offer any and all shares of Company Common Stock currently beneficially owned by the Shareholder (excluding for purposes of this Section 1 any shares of Company Common Stock that are the subject of unexercised Company Stock Options) and any additional shares of Company Common Stock with respect to which the Shareholder becomes the beneficial owner (including by purchase, by the exercise of Company Stock Options or otherwise) after the date of this Agreement (collectively, but excluding any shares that are disposed of in compliance with Section 6(b), the “Subject Shares”) pursuant to and in accordance with the terms of the Offer no later than five (5) business days after the receipt by the Shareholder of all documents or instruments required to be delivered pursuant to the terms of the Offer, including the letter of transmittal in the case of certificated Subject Shares. In furtherance of the foregoing, at the time of such tender, the Shareholder shall (i) deliver to the Disbursing Agent designated in the Offer (A) a letter of transmittal with respect to the Subject Shares complying with the terms of the Offer, (B) a certificate or certificates representing the Subject Shares or an “agent’s message” (or such other evidence, if any, of transfer as the Disbursing Agent may reasonably request) in the case of a book-entry transfer of any Subject Shares and (C) all other documents or instruments, to the extent applicable, in the form required to be delivered by the other shareholders of the Company pursuant to the terms of the Offer, and/or (ii) instruct its broker or such other Person that is the holder of record of any Subject Shares to tender such Subject Shares pursuant to and in accordance with the terms of the Offer. The Shareholder agrees that once the Subject Shares are tendered, the Shareholder will not withdraw or cause to be withdrawn any of the Subject Shares from the Offer, unless and until this Agreement shall have been terminated in accordance with Section 10(e).

(b) If the Offer is terminated or withdrawn by Merger Sub, or the Merger Agreement is terminated prior to the Acceptance Date, Parent and Merger Sub shall promptly return, and shall cause the Disbursing Agent to return, all tendered Shares to the registered holders of the Shares tendered in the Offer (and in connection with the foregoing, Merger Sub shall direct the Disbursing Agent to so return such tendered Shares within five (5) business days of any such termination or withdrawal).

2. Documentation and Information. The Shareholder (i) consents to and authorizes the publication and disclosure by Parent of the Shareholder’s identity and holdings of Subject Shares, the nature of the Shareholder’s commitments, arrangements and understandings under this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement) and any other information, in each case, that Parent reasonably determines is required to be disclosed by Applicable Law in any press release, the Offer Documents, the Schedule 14D-9, Proxy Statement (in each case, including all schedules and documents filed with the SEC) or any other disclosure document in connection with the Offer, the Merger and the other transactions contemplated by the Merger Agreement and (ii) agrees to promptly give to Parent any information it may reasonably require for the preparation of any such disclosure documents. The Shareholder agrees to promptly notify Parent of any required corrections with respect to any information supplied by the Shareholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

3. No Solicitation of Takeover Proposals. The Shareholder shall not, and shall not knowingly permit any director, partner, officer, employee, accountant, consultant, legal counsel, investment banker, financial advisor, broker, finder or agent or other representative of the Shareholder to, (i) directly or indirectly, solicit, initiate, encourage or facilitate any inquiry, offer or proposal with respect to, or that constitutes or would reasonably be expected to lead to, a Takeover Proposal or a proposal to acquire any of the Subject Shares or (ii) directly or indirectly, enter into, continue or otherwise engage or participate in any discussions or negotiations with respect to a Takeover Proposal or provide information to any Person with respect to, or that would reasonably be expected to lead to, a Takeover Proposal or a proposal to acquire any of the Subject Shares.

4. Representations and Warranties of the Shareholder. The Shareholder represents and warrants to Parent and Merger Sub as follows (it being understood that, except where expressly stated to be given or made as of the date hereof only, the representations and warranties contained in this Agreement shall be made as of the date hereof, as of the Acceptance Date and, if the Subject Shares have not been previously accepted for payment pursuant to the Offer, as of the date of each Company Shareholders Meeting):

(a) Organization. If the Shareholder is not an individual, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b) Authorization. If the Shareholder is not an individual, it has all requisite corporate, limited liability company, partnership or trust power and authority to enter into and deliver this Agreement and to perform its obligations hereunder. If the Shareholder is an individual, he has all requisite legal capacity, right and authority to enter into and deliver this Agreement and to perform his obligations hereunder. If the Shareholder is not an individual, the execution and delivery by the Shareholder of this Agreement and the consummation by the Shareholder of the transactions contemplated hereby have been duly authorized by all necessary corporate, limited liability company, partnership or trust action on the part of the Shareholder. This Agreement has been duly executed and delivered by the Shareholder and constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity.

(c) No Violation.

(i) The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of the Shareholder’s obligations hereunder will not, (A) if the Shareholder is not an individual, conflict with, or result in violation of any provision of its articles of incorporation, bylaws or similar organizational documents, (B) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Shareholder under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which the Shareholder is a party or (C) assuming compliance with the matters referred to in Section 4(c)(ii), violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Shareholder or its properties or assets, except, in the case of clauses (B) and (C), for such matters as would not, individually or in the aggregate, reasonably be expected to prevent, delay, impair or otherwise adversely affect, in each case, in any material respect, the ability of the Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(ii) No action or consent or approval of, or review by, or registration or filing by the Shareholder with, any Governmental Authority is required in connection with the execution and delivery of this Agreement by the Shareholder or the performance by the

Shareholder of the Shareholder’s obligations hereunder, except for the filing with the SEC of any Schedules 13D or 13G or amendments to Schedules 13D or 13G and filings under Section 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

(d) Ownership of Subject Shares. As of the date hereof, the Shareholder is, and (except with respect to any Subject Shares Transferred in accordance with Section 6(b) or accepted for payment pursuant to the Offer) at all times during the Agreement Period will be, the beneficial owner of, and have good and marketable title to, such the Subject Shares with no restrictions on the Shareholder’s rights of disposition pertaining thereto. Other than as provided in this Agreement, the Shareholder has, and (except with respect to any Subject Shares Transferred in accordance with Section 6(b)) at all times during the Agreement Period will have the sole power, directly or indirectly, to vote, dispose of, exercise and convert, as applicable, the Subject Shares, and to demand or waive any appraisal rights or issue instructions pertaining to the Subject Shares with respect to the matters set forth in this Agreement, in each case with no limitations, qualifications or restrictions on such rights, and, as such, has, and (except with respect to any Subject Shares Transferred in accordance with Section 6(b)) at all times during the Agreement Period will have, the complete and exclusive power to, directly or indirectly, (A) issue (or cause the issuance of) instructions with respect to the matters set forth in Section 5, (B) agree to all matters set forth in this Agreement and (C) demand and waive any applicable appraisal or dissent rights. Except to the extent of any Subject Shares acquired after the date hereof (which shall become Subject Shares upon that acquisition), the number of shares of the Company Common Stock set forth on the signature page hereof are the only shares of Company Common Stock beneficially owned by the Shareholder on the date of this Agreement. Other than the Subject Shares and any shares of Company Common Stock that are the subject of unexercised Company Stock Options held by the Shareholder, the Shareholder does not own any shares of Company Common Stock or any options to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has no interest in or voting rights with respect to any securities of the Company. Except as provided in this Agreement, there are no agreements or arrangements of any kind, contingent or otherwise, to which the Shareholder is a party obligating the Shareholder to Transfer or cause to be Transferred, any of the Subject Shares. Except pursuant to this Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares.

(e) No Proxies. None of the Subject Shares are subject to any voting agreement or proxy on the date of this Agreement.

(f) Absence of Litigation. As of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Shareholder, threatened against or otherwise affecting, the Shareholder or any of its or his properties or assets (including the Subject Shares) that could reasonably be expected to impair in any material respect the ability of the Shareholder to perform its or his obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(g) Opportunity to Review; Reliance. The Shareholder has had the opportunity to review the Merger Agreement and this Agreement with counsel of its own choosing. Neither Parent, Merger Sub nor the Company, nor their respective counsels, have provided advice to the Shareholder with respect to this Agreement or the validity or effect of this Agreement. The Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Shareholder’s execution, delivery and performance of this Agreement.

(h) Finders’ Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Sub or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Shareholder in its or his capacity as such.

5. Representations and Warranties of Parent and Merger Sub. Each of Parent and Merger Sub hereby, severally and not jointly, represent and warrant to the Shareholder, as of the date hereof, as of the date of each Company Shareholders Meeting and as of the Acceptance Date, that (a) such party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) such party has all requisite corporate power and authority to enter into and deliver this Agreement and to perform its obligations hereunder, (c) the execution and delivery by such party of this Agreement and the consummation by such party of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such party and (d) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity.

6. No Proxies for or Encumbrances on Subject Shares.

(a) Except pursuant to the terms of this Agreement, during the Agreement Period, the Shareholder shall not (nor shall it permit any Person under the Shareholder’s control to), without the prior written consent of Parent, directly or indirectly, (i) grant any proxies, powers of attorney, rights of first offer or refusal, or enter into any voting trust or voting agreement or arrangement with respect to any Subject Shares, (ii) sell (including short sell), assign, transfer, tender, pledge, encumber, grant a participation interest in, hypothecate or otherwise dispose of (including by gift) (each, a “Transfer”) any Subject Shares, (iii) otherwise permit any Encumbrance to be created on any Subject Shares, or (iv) enter into any contract, agreement, option, instrument or other arrangement or understanding with respect to the direct or indirect Transfer of any Subject Shares. The Shareholder shall not, and shall not permit any Person under the Shareholder’s control or any of its or their respective representatives to, seek or solicit any such Transfer or any such contract, agreement, option, instrument or other arrangement or understanding. Without limiting the foregoing, the Shareholder shall not take any other action that would in any way restrict, limit or interfere in any material respect with the performance of the Shareholder’s obligations hereunder or the transactions contemplated by the Merger Agreement.

(b) Notwithstanding the foregoing, the Shareholder shall have the right to Transfer all or any portion of its or his Subject Shares to a Permitted Transferee of the Shareholder if and only if such Permitted Transferee shall have agreed in writing, in a manner reasonably acceptable in form and substance to Parent, (i) to accept such Subject Shares subject to the terms and conditions of this Agreement and (ii) to be bound by this Agreement and to agree and acknowledge that such Person shall constitute the Shareholder for all purposes of this Agreement. “Permitted Transferee” means (A) any affiliate of the Shareholder or any other holder of Company Common Stock executing on the date hereof a Tender and Support Agreement in the form of this Agreement, (B) a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild of the Shareholder, (C) any trust, the trustees of which include only the Persons named in clauses (A) or (B) and the beneficiaries of which include only the Persons named in clauses (A) or (B), (D) any corporation, limited liability company or partnership, the shareholders, members or general or limited partners of which include only the Persons named in clauses (A) or (B), or (E) if the Shareholder is a trust, the beneficiary or beneficiaries authorized or entitled to receive distributions from such trust.

(c) The Shareholder hereby authorizes Parent and Merger Sub to direct the Company to impose stop orders to prevent the Transfer of any Subject Shares on the books of the Company in violation of this Agreement.

7. Notices of Certain Events. The Shareholder shall notify Parent of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any breach of any of the representations and warranties of the Shareholder set forth in Section 4. The Shareholder shall notify Parent of the number of any new Subject Shares acquired by the Shareholder, if any, after the date hereof. Any such shares shall be subject to the terms of this Agreement as though owned by the Shareholder on the date hereof.

8. Further Assurances. Parent and the Shareholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws and regulations, to perform their respective obligations under this Agreement.

9. Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of a stock split, reverse stock split, recapitalization, combination, reclassification, readjustment, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in the transaction.

10. Miscellaneous.

(a) Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, dispatched by a nationally recognized overnight courier service or sent via facsimile (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i) If to Parent or Merger Sub, to:

c/o Synergy Health plc

Ground Floor Stella

Windmill Hill Business Park

Whitehill Way

Swindon, SN5 6NX

UNITED KINGDOM

Attention: Gavin Hill

Telecopy No.: +44 1793-891892

with a copy (which copy shall not constitute notice) to:

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, New York 10020-1104

USA

Attention: Jonathan Klein

Telecopy No.: +1 212 884-8502

with courtesy copies to:

The Company:

SRI/Surgical Express, Inc.

12425 Racetrack Road

Tampa, FL 33626

Attention: Gerald Woodard

Facsimile No.: (813) 818-9076

and

Hill, Ward & Henderson, P.A.

101 E. Kennedy Boulevard

Suite 3700

Tampa, FL 33602

Attention: David S. Felman and Christopher J. Stephens

Facsimile No.: (813) 221-2900

(ii) If to Shareholder, to:

Attention:

Facsimile No.:

with courtesy copies to:

The Company:

SRI/Surgical Express, Inc.
12425 Racetrack Road
Tampa, FL 33626
Attention: Gerald Woodard
Facsimile No.: (813) 818-9076

and

Hill, Ward & Henderson, P.A.
101 E. Kennedy Boulevard
Suite 3700
Tampa, FL 33602
Attention: David S. Felman and Christopher J. Stephens
Facsimile No.: (813) 221-2900

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; when dispatched, if sent by facsimile, subject to confirmation of uninterrupted transmission by a transmission report; provided that any notice dispatched by facsimile after 17:00 hours (at the place where facsimile is to be received) shall be deemed to have been received at 08:00 (at the place where facsimile is to be received) on the next business day; one day after being delivered to the courier, if sent by overnight courier service.

(c) Amendment and Waivers. Any provision of this Agreement may be amended or waived during the Agreement Period if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

(d) Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns. Neither the Shareholder, on the one hand, nor Parent or Merger Sub, on the other hand, may assign this Agreement or any of his or its rights, interests or obligations hereunder (whether by operation of law or otherwise) without the prior written approval of Parent or the Shareholder, as applicable, except that each of Parent and Merger Sub may transfer or assign their respective rights and obligations under this Agreement, in whole or from time to time in part, to one or more of their respective Affiliates at any time; provided that such transfer or assignment shall not relieve such Person of its obligations under this Agreement.

(e) Termination. This Agreement shall automatically terminate and become void and of no further force or effect on the earliest to occur of (i) the Effective Time, (ii) the termination of this Agreement by written notice from Parent to the Shareholders, (iii) any reduction of the Per Share Amount below $3.70 per Share (except as provided in Section 1.1(h) of the Merger Agreement), and (iv) the termination of the Merger Agreement in accordance with its terms (the period from the date hereof through such time being referred to as the “Agreement Period”); provided that (A) Sections 10(b), 10(c), 10(f) and 10(i) shall survive such termination and (B) no such termination shall relieve or release any Shareholder, Parent or Merger Sub from any obligations or liabilities arising out of his or its breach of this Agreement prior to its termination.

(f) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(i) This Agreement, and all claims or causes of action (whether at law, in contract or in tort) that may be based upon, arise out of or relate to this Agreement, the negotiation, execution or performance hereof or thereof, and the Transactions shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(ii) Each of the parties irrevocably submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) for the purpose of any action or proceeding arising out of or relating to this Agreement. Each of the parties agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(iii) Each of the parties irrevocably consents to the service of any summons and complaint and any other process in any other action or proceeding relating to the Transactions, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this Section 10(f) shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

(iv) EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(h) Specific Performance. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any agreed court; specific performance being in addition to any other remedy to which the parties are entitled at law or in equity.

(i) Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by or on behalf of the party incurring such cost or expense, whether or not the transactions contemplated by this Agreement are consummated.

(j) Counterparts; Effectiveness. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

(k) Entire Agreement. This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, agreements or representations by or among the parties, written and oral, with respect to the subject matter hereof.

(l) Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes”, or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The meanings assigned to each term defined herein shall be equally applicable to both the singular and plural forms of such term, and words denoting any gender shall include all genders. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. In this Agreement, the Shareholder of any Company Common Stock held in trust shall be deemed to be the relevant trust and/or the trustees thereof acting in their capacities as such trustees, in each case as the context may require, including for purposes of such trustees’ representations and warranties as to the proper organization of the trust, their power and authority as trustees and the non-contravention of the trust’s governing instruments.

(m) No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

(n) Shareholder Capacity. The Shareholder is signing and entering this Agreement solely in his or its capacity as the beneficial owner of Subject Shares, and nothing herein shall limit or affect in any way any actions that may be hereafter taken by him or it in his or its capacity as an officer or director of the Company in order to satisfy his or her fiduciary duties (as determined in good faith after consultation with outside legal counsel).

[Signatures begin on next page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PARENT:

SYNERGY HEALTH US HOLDINGS LIMITED

By:
Name:
Title:

MERGER SUB:

SHM ACQUISITION, INC.

By:
Name:
Title:

Parent and Merger Sub Signature Page to Tender and Support Agreement

SHAREHOLDER:

[—]

By:
Name:
Title:

Subject Shares (as of the date hereof):

[—]

Shareholder Signature Page to Tender and Support Agreement